Exhibit 4.343

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 166958 dated November 24, 2018

To render

telecommunication services for provision

of communication channels

This license has been granted to

Public Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

November 24, 2023

This license is granted based on the decision of the licensing authority - Order No. 529- рчс dated July 11, 2018

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS

COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION

IN THE SPHERE

OF COMMUNICATIONS, INFORMATION

TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296